As filed with the Securities and Exchange Commission on July 28, 2000
                           Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  CONCERO INC.
             (Exact name of registrant as specified in its charter)
        Delaware                                   74-2796054
(State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)
                 6300 Bridgepoint Parkway, Building 3, Suite 200
                               Austin, Texas 78730
               (Address of principal executive offices) (Zip Code)

               CONCERO INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN
         CONCERO INC. 2000 NON-OFFICER STOCK OPTION/STOCK ISSUANCE PLAN
                    CONCERO INC. EMPLOYEE STOCK PURCHASE PLAN



                                 Timothy D. Webb
                      President and Chief Executive Officer
                                  CONCERO INC.
                 6300 Bridgepoint Parkway, Building 3, Suite 200
                               Austin, Texas 78730
                     (Name and address of agent for service)
                                 (512) 343-6666
          (Telephone number, including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE

Title of Securities           Amount             Proposed Maximum               Proposed                 Amount of
to be Registered              to be               Offering Price            Maximum Aggregate          Registration
                            Registered(1)            per Share(2)             Offering Price(2)               Fee

Concero Inc. 1996         1,500,000 shares             $ 10.41                 $ 15,615,000               $4,122
Stock Option/Stock
Issuance Plan -
Common Stock, $0.01
par value

Concero Inc. 2000          250,000 shares              $ 10.41                  $ 2,602,500                $  687
Non-Officer Stock
Option/Stock
Issuance Plan -
Common Stock, $0.01
par value

Concero Inc.               500,000 shares              $ 10.41                  $ 5,205,000                 $1,375
Employee Stock
Purchase Plan -
Common Stock,
$0.01par value

Aggregate Shares          2,250,000 shares                              Aggregate Registration Fee         $ 6,184

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Concero Inc. 1996 Stock Option/Stock Issuance Plan, the Concero Inc. 2000 Non-Officer Stock
         Option/Stock Issuance Plan, and the Concero Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 27, 2000, as reported on the Nasdaq National Market.

                                      II-4.

PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         Concero Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 14, 2000 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended
        (the "1934 Act");

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with the Commission on May 15, 2000 pursuant to Section 13 of the 1934 Act;

(c) The Registrant's Current Reports on Forms 8-K, filed with the Commission on April 18, 2000, and April 21, 2000; and

(d) The Registrant's Registration Statement on Form 8-A, No. 000-22327 filed with the Commission on May 29, 1997, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law ("DGCL"), its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under Delaware law, the directors have a fiduciary duty to the Registrant that is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant maintains liability insurance for its officers and directors.

         The Certificate of Incorporation also provides that the Registrant shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Registrant's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Registrant includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Registrant.

         Section 145 of the DGCL generally allows the Registrant to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings (even though less than a quorum), or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number       Exhibit
     *4.1            Instruments Defining the Rights of Stockholders.
      5.1            Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1            Consent of Ernst & Young LLP, Independent Auditors.
     23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.1
     99.1            Concero Inc. 1996 Stock Option/Stock Issuance Plan (As
                     Amended and Restated on May 17, 2000).
     99.2            Concero Inc. 2000 Non-Officer Stock  Option/Stock Issuance
                     Plan (As Amended and Restated on May 17, 2000).
     99.3            Concero Inc. Employee Stock Purchase Plan (As Amended and
                     Restated on May 17, 2000).

* Incorporated herein by reference pursuant to Item 3(d) of this Registration Statement, reference is made to the Registrant's Registration Statement on Form S-8, No. 000-29372, including the exhibits thereto.

Item 9.  Undertakings

A. The undersigned Registrant hereby undertakes:(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such informa-tion in this Registration Statement; provided, however, that clauses (1)(i) and
1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; 2)that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan, 2000 Non-Officer Stock Option/Stock Issuance Plan, or Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 28th day of July 2000.

                             CONCERO INC.
                             By:
                             /S/ Timothy D. Webb
                             Timothy D. Webb
                             President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Concero Inc., a Delaware corporation, do hereby constitute and appoint Timothy D. Webb, President and Chief Executive Officer, and Keith D. Thatcher, Senior Vice President of Finance and Chief Financial Officer and Treasurer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                           Date


/s/Timothy D. Webb                                President and Chief Executive Officer           July 28, 2000
                                                  (Principal Executive Officer)
-------------------------------------------------
Timothy D. Webb


/s/Keith D. Thatcher                              Senior Vice President of Finance, Treasurer     July 28, 2000
                                                  and Chief Financial Officer
                                                  (Principal Financial Officer)
-------------------------------------------------
Keith D. Thatcher


/s/Kasaundra L. Smith                             Controller (Principal Accounting Officer)       July 28, 2000

-------------------------------------------------
Kasaundra L. Smith


/s/Wade E. Saadi                                  Chairman of the Board of Directors              July 28, 2000

-------------------------------------------------
Wade E. Saadi


/s/Edward C. Ateyeh, Jr.                          Director                                        July 28, 2000
-------------------------------------------------
Edward C. Ateyeh, Jr.


/s/W. Frank King                                  Director                                        July 28, 2000
-------------------------------------------------
W. Frank King


/s/Kevin B. Kurtzman                              Director                                        July 28, 2000
-------------------------------------------------
Kevin B. Kurtzman


/s/Michael J. Maples                              Director                                        July 28, 2000
-------------------------------------------------
Michael J. Maples


/s/Thomas A. Herring                              Director                                        July 28, 2000
-------------------------------------------------
Thomas A. Herring


                               EXHIBIT INDEX


Exhibit Number       Exhibit
     *4.1            Instruments Defining the Rights of Stockholders.
      5.1            Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1            Consent of Ernst & Young LLP, Independent Auditors.
     23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.1
     99.1            Concero Inc. 1996 Stock Option/Stock Issuance Plan (As
                     Amended and Restated on May 17, 2000).
     99.2            Concero Inc.2000 Non-Officer Stock Option/Stock Issuance
                     Plan (As Amended and Restated on May 17, 2000).
     99.3            Concero Inc. Employee Stock Purchase Plan (As Amended and
                     Restated on May 17, 2000).
    *Incorporated herein by reference pursuant to Item 3(d) of this Registration
     Statement, reference is made to the Registrant's Registration Statement on Form S-8, No. 000-29372, including the exhibits thereto.